UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

CANNABIS CAPITAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-183239	99-0373498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd, Suite 450 Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

1-866-784-7239

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01    Changes in Control of Registrant.

On March 4, 2014, a change in control of Cannabis Capital Corp. (the "Company") occurred when Yong Ok Cho sold all of her 75,000,000 common shares in a private share purchase transaction to Castor Management Services Inc. (“Castor”).  Ms. Cho sold her shares to Castor for cash consideration of $7,500.  Castor now has voting control over 60% of the Company’s issued and outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS CAPITAL CORP.

Date: July 22, 2014	By:	/s/ Chad S. Johnson
Chad S. Johnson, President, C.E.O. & Director